Exhibit 10.17

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “First Amendment”), is made and entered into effective as of September 2, 2021 (the “First Amendment Effective Date”) between Renovacor, Inc. (the “Company”) and Arthur M. Feldman (the “Consultant”). Capitalized terms that are used but not defined in this First Amendment shall have the meaning specified in the Agreement (as hereinafter defined).

WHEREAS, the parties hereto have entered into that certain Consulting Agreement dated as of August 12, 2019 (the “Agreement”); and

WHEREAS, the parties hereto now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Agreement is hereby amended by adding a new WHEREAS clause following the first WHEREAS clause in the Agreement which will state as follows:

“WHEREAS, Consultant and the Company have agreed that, effective as of the First Amendment Effective Date, Consultant will hold the title of Chief Scientific Advisor of the Company pursuant to the terms of this Agreement; and”

2.	The first sentence of Section 2 is hereby deleted and replaced in its entirety with the following:

“From the Effective Date and until this Agreement has been terminated in accordance with Section 5, Consultant agrees to serve as a consultant to the Company with the title of Chief Scientific Advisor to the Company (such title becoming effective as of the First Amendment Effective Date) and, during the Consulting Term, shall provide the services as outlined on Exhibit A hereto, and such other duties as may reasonably be requested by the Company from time to time (the “Services”).”

3.	Exhibit A attached to the Agreement is hereby deleted and amended and restated in its entirety with Exhibit A attached to this First Amendment.

4.	Except as specifically modified or superseded by this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the First Amendment Effective Date.

CONSULTANT:

/s/ Arthur M. Feldman
Arthur M. Feldman

COMPANY:

RENOVACOR, INC.

By:	/s/ Magdalene Cook
	Name:	Magdalene Cook
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Consulting Agreement]

Exhibit A

Services

•

Oversight of sponsored research activities as described in the Sponsored Research Agreement between the Company and Temple University – Of the Commonwealth System of Higher Education dated as of August 12, 2019, as amended by that certain Amendment No. 1 to the Sponsored Research Agreement dated as of August 27, 2019 and as further amended by that certain Amendment No. 2 to the Sponsored Research Agreement dated effective as of July 1, 2021 (the “SRA”).

•	Present updates from work under the SRA to the Company’s Board of Directors as requested by the Company’s Chief Executive Officer.

•	Serve on Scientific Advisory Board (“SAB”) and assist in organization of SAB meetings as requested by the Company’s Chief Medical Officer.

•	Provide general consulting services on R&D strategy and other matters as requested by the Company’s Chief Executive Officer.